                                                                  EXHIBIT 4.1


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                           FIRST AMENDED AND RESTATED

                                RIGHTS AGREEMENT

                                     BETWEEN

                            ARKANSAS BEST CORPORATION


                                       AND


                      COMPUTERSHARE INVESTOR SERVICES, LLC
                                       AS
                                  RIGHTS AGENT


                             DATED AS OF MAY 1, 2001


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



                                TABLE OF CONTENTS


                                                                                                             PAGE
                                                                                                             ----
Section 1.        Certain Definitions.......................................................................   2

Section 2.        Appointment of Rights Agent...............................................................   7

Section 3.        Issue of Right Certificates...............................................................   7

Section 4.        Form of Right Certificates................................................................   9

Section 5.        Countersignature and Registration.........................................................   9

Section 6.        Transfer, Split-up, Combination, and Exchange
                      or Right Certificates; Mutilated, Destroyed,
                      Lost or Stolen Right Certificates.....................................................  10

Section 7.        Exercise of Rights; Purchase Price;
                      Expiration Date of Rights.............................................................  10

Section 8.        Cancellation and Destruction of Right Certificates........................................  12

Section 9.        Reservation and Availability of Common Shares.............................................  12

Section 10.       Common Shares Record Date.................................................................  13

Section 11.       Adjustment of Purchase Price, Number of Shares or
                      Number of Rights......................................................................  13

Section 12.       Certificate of Adjusted Purchase Price or Number of Shares................................  17

Section 13.       Consolidation, Merger or Sale or Transfer of Assets
                      or Earning Power......................................................................  18

Section 14.       Fractional Rights and Fractional Shares...................................................  20

Section 15.       Rights of Action..........................................................................  21

Section 16.       Agreement of Right Holders................................................................  21

Section 17.       Right Certificate Holder Not Deemed a Stockholder.........................................  22

Section 18.       Concerning the Rights Agent...............................................................  22

Section 19.       Merger, Consolidation or Change of Name of Rights Agent...................................  23


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

Section 20.       Duties of Rights Agent....................................................................  23

Section 21.       Change of Rights Agent....................................................................  25

Section 22.       Issuance of New Right Certificates........................................................  26

Section 23.       Redemption................................................................................  26

Section 24.       Notice of Certain Events..................................................................  27

Section 25.       Notices...................................................................................  28

Section 26.       Supplements and Amendments................................................................  28

Section 27.       Successor.................................................................................  29

Section 28.       Benefits of this Agreement................................................................  29

Section 29.       Severability..............................................................................  29

Section 30.       Governing Law.............................................................................  29

Section 31.       Counterparts..............................................................................  29

Section 32.       Descriptive Headings......................................................................  29

Section 33.       Establishment of Fund for Directors.......................................................  29

Section 34.       Exchange..................................................................................  30

                  Signatures................................................................................  32

Exhibit A - Form of Right Certificate

Exhibit B - Summary of Rights

                                RIGHTS AGREEMENT


         FIRST AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of May 1, 2001 (the "Agreement"), by and between Arkansas Best Corporation, a Delaware corporation (the "Company"), and Computershare Investor Services, LLC, a Delaware limited liability company (the "Rights Agent").

                                     RECITAL

         WHEREAS, the Company and Harris Trust and Savings Bank (the "Initial Rights Agent"), entered into a Rights Agreement dated as of April 23, 1992 and an Amendment to Rights Agreement dated as of May 27, 1999 (as amended, the "Rights Agreement");

         WHEREAS, the Rights Agent has been appointed by the Company to succeed the Initial Rights Agent under the Rights Agreement;

         WHEREAS, the Board of Directors of the Company authorized the issuance of one common share purchase right (a "Right") for each Common Share (as defined below) of the Company issued and outstanding on the closing date of the Company's initial public offering (the "Record Date"), each Right representing the right to purchase one Common Share, upon the terms and subject to the conditions set forth in the Rights Agreement, and has further authorized and directed the issuance of one Right with respect to each Common Share that becomes outstanding between the Record Date (whether originally issued or delivered from the Company's treasury) and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined below).

         WHEREAS, Section 26 of the Rights Agreement permits the amendment of the Rights Agreement by the Board of Directors of the Company;

         WHEREAS, pursuant to a resolution duly adopted on April 25, 2001, the Board of Directors of the Company has adopted and authorized the amendment of the Rights Agreement so that, among other things, the Rights Agreement will be extended until April 30, 2011 and the "Purchase Price" will be increased to $80.00 per Common Share;

         WHEREAS, the Board of Directors of the Company has resolved and determined that such amendment is desirable and consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in connection with the original adoption of the Rights Agreement;

         THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the parties to this Rights Agreement hereby agree to amend and restate this Rights Agreement in its entirety as follows:

         SECTION 1. CERTAIN DEFINITIONS.

         For purposes of this Agreement, the following terms have the indicated meanings:

         (a) "Acquiring Person" means any Person that, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding. The term "Acquiring Person" shall not include the Company, any Subsidiary of the Company or any Person who acquires beneficial ownership of the Common Shares in a Permitted Transaction, any employee benefit plan of the Company or any Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, if, upon Board Approval, the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

         (b) "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act in effect on the date of this Agreement.

         (c) A Person will be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i) that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly in accordance with the regulations under the Exchange Act in effect on the date of this Agreement;

                  (ii) that such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the occurrence of any events or conditions) pursuant to any written or oral agreement, arrangement or understanding (other than the ownership by underwriters or selling group members under customary agreements with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants, options or otherwise; provided, however, that a Person will not be deemed the Beneficial Owner of, or to beneficially own, any security tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (B) the right to vote or direct or influence the voting of any other Person or such other Person's Affiliates or Associates pursuant to any written or oral agreement, arrangement or understanding; provided, however, that a Person will not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (C) "beneficial ownership" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act); or

                  (iii) that are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any written or oral agreement, arrangement or understanding (other than the ownership by underwriters or selling group members under customary agreements with respect to a bone fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to clause (B) of subparagraph (ii) of this definition) or disposing of any such securities.

         (d) "Board Approval" means that an action or the resolution authorizing an action has been approved by a majority of the members of the Board of Directors of the Company.

         (e) "Business Day" means any day other than a Saturday, a Sunday or a day on which the Rights Agent is authorized or obligated by law or executive order to close.

         (f) "Close of Business" on any given date means 5:00 p.m., Central time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., Central time, on the next succeeding Business Day.

         (g) "Common Shares" when used with reference to the Company means the shares of common stock, par value $0.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company means the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the capital stock (or equity interest) with the greatest voting power of the Person or Persons which ultimately control such first-mentioned Person, or the equity securities or other equity interest having power to control or direct the management of such other Person.

         (h) The "current per share market price" of any security (a "Security" for the purpose of this definition) on any date for the purpose of any computation under this Agreement, will be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following (A) the announcement by the issuer of such Security of
(i) a dividend or distribution on such Security payable in shares of such Security or securities convertible, directly or indirectly, into shares of such Security or (ii) any subdivision, combination or reclassification of such Security and (B) prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price will be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company.

         (i) "Distribution Date" means the earliest to occur of (i) the Close of Business on the tenth (10th) day after the Stock Acquisition Date, (ii) the Close of Business on the fifteenth (15th) business day (or such later date as may be determined by Board Approval prior to such time as any Person becomes an Acquiring Person) following the date any Person commences or publicly announces an intention to commence a tender offer or exchange offer for the Common Shares which would result in, upon the consummation of such offer, the Person making such offer, together with all of its Affiliates and Associates, being the Beneficial Owner of 19.9% or more of the Common Shares then outstanding (including any such date that is after the date of this Agreement and prior to the issuance of the Rights); provided, however, that if the tender offer or exchange offer that gave rise to the Distribution Date is cancelled, terminated or otherwise withdrawn within ten (10) days of its announcement, such offer shall be deemed never to have been made and no Distribution Date shall occur with respect thereto or (iii) the Close of Business on the tenth day after a Person has become an Adverse Person.

         (j) "Equivalent Common Shares" means any shares of the Company's capital stock having substantially the same rights, privileges and preferences as the Common Shares.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (l) "Final Expiration Date" means the Close of Business on April 30, 2011.

         (m) "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations System.

         (n) "Permitted Transaction" means a stock acquisition (including acquisition by merger) or a tender or exchange offer pursuant to a definitive agreement by which a Person (who is not at the time an Acquiring Person) would become the Beneficial Owner of 50% or more of the Common Shares and which has received Board Approval prior to the execution of the definitive agreement providing for the acquisition or the public announcement of the offer, as the case may be.

         (o) "Person" means any individual, firm, corporation, partnership, trust or other entity, and includes any successor (by merger or otherwise) of such Person.


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

         (p) "Purchase Price" means $80.00 per Common Share, subject to adjustment as provided in this Agreement.

         (q) "Record Date" has the meaning set forth in the preamble to this Agreement.

         (r) "Redemption Date" means the Close of Business on the date at which the Rights are redeemed as provided in Section 23 of this Agreement.

         (s) "Redemption Price" means, initially, $0.01 per Right; provided that the Redemption Price shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement.

         (t) "Right" has the meaning set forth in the preamble to this Agreement.

         (u) "Right Certificate" means a certificate in substantially the form of Exhibit A to this Agreement issued after the Distribution Date in accordance with Section 3 of this Agreement.

         (v) "Rights Agent" has the meaning set forth in the preamble to this Agreement.

         (w) "Securities Act" means the Securities Act of 1933, as amended.

         (x) "Stock Acquisition Date" means the first date of a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

         (y) "Subsidiary" of any Person means any Person of which a majority of the voting power of the voting equity securities or equity interest is owned or controlled, directly or indirectly, by such Person.

         (z) "Summary of Rights" means a summary of the terms of the Rights; for all times after the date of this Agreement, the "Summary of Rights" shall be in substantially the form of Exhibit B to this Agreement.

         (aa) "Trading Day" means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, a Business Day.

         (bb) "Trigger Event" means one or more of the following:

                  (i) any Acquiring Person or Adverse Person or any Associate or Affiliate of any Acquiring Person or Adverse Person shall directly or indirectly, other than pursuant to any transaction set forth in Section 13(a), hereof, (A) consolidate with or merge with and into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and unchanged; (B) in one or more transactions transfer any assets to the Company in exchange (in whole or in part) for shares of any Voting Stock of the Company or for securities exercisable for or convertible, directly or indirectly, into shares of Voting Stock of the Company or otherwise obtain from the Company, with or without consideration, any additional shares of any Voting Stock of the Company or securities, rights or warrants exercisable for or convertible, directly or indirectly, into shares of any Voting Stock of the Company (other than in connection with (1) the exercise of a Right or Rights, (2) the exercise or conversion of securities exercisable for or convertible into Voting Stock of the company which securities were outstanding prior to the time the Acquiring Person or Adverse Person became such and (3) a pro rata distribution to all holders of any class of capital stock of the Company or of its Subsidiaries); (C) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire (other than as a pro rata dividend) or dispose, in one transaction or a series of transactions, to, from or with, as the case may be, the Company or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's-length negotiation with an unaffiliated third party;
         (D) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular or part time employee, or fees for serving as a director, at rates in accordance with the Company's (or its Subsidiaries') past practices; (E) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire (other than as a pro rata dividend) or dispose, in one transaction or a series of transactions, to, from or with, as the case may be, the Company or any of its Subsidiaries (other than in connection with the lines of business, if any, engaged in between the Company and the Acquiring Person or Adverse Person or Associate or Affiliate thereof prior to the time the Acquiring Person or Adverse Person became such) assets having an aggregate fair market value of more than $10,000,000; or (F) receive the benefit, directly or indirectly (except proportionately as a stockholder and except if resulting from a requirement of law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company or any of its Subsidiaries;

                  (ii) any Person (other than the Company, any of its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries or any entity organized, appointed or established pursuant to the terms of such plan), alone or together with its Affiliates and Associates, shall beneficially own 19.9% or more of the Common Shares then outstanding (unless each acquisition of Common Shares which results in the beneficial ownership of such Person equaling or exceeding 19.9% of the Common Shares is a Permitted Transaction or is a transaction set forth in Section 13(a) hereof);

                  (iii) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries which is not effected with the concurrence of a majority of the Board of Directors, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person or Adverse Person or any of its Affiliates or Associates) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of any class of outstanding Voting Stock of the Company or any of its Subsidiaries which is beneficially owned by any Acquiring Person or Adverse Person and its Affiliates and Associates; or

                  (iv) the Board of Directors declares any Person to be an Adverse Person.

         (cc) "Voting Stock" shall mean (i) the Common Shares and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

         (dd) "Adverse Person" means a Person (alone or together with any other Persons) as to which the Board of Directors has, after consultation with such advisors and such other investigation as it considers necessary, made the following determinations: (i) such Person or Persons any time after May 1, 2001 have become the Beneficial Owner of a substantial (but in no event less than 10% of the Common Shares then outstanding) amount of Common Shares; and (ii) (A) such Person or Persons intend to cause the Company or its Affiliates to repurchase such Common Shares beneficially owned by such Person or Persons or to exert pressure against the Company to take any action (or series of actions) or enter into any transaction (or series of transactions) with the intent or effect of providing such Person or Persons with short-term gains or profits under circumstances in which the Board of Directors of the Company determines that the long-term interests of the Company and its stockholders would not be served by taking such actions or entering into such transactions; or (B) beneficial ownership of Common Shares by such Person or Persons is reasonably likely to have a material adverse effect on the business, competitive position, prospects, or financial condition of the Company and its Subsidiaries; provided, however, that Robert A. Young, III will not be an Adverse Person under the terms of this Agreement. The failure by the Board of Directors at any time to determine a Person to be an Adverse Person following such Person becoming a Beneficial Owner of 10% or more of the outstanding Common Shares will not create any implication that such Person is not or may not later be determined to be an Adverse Person.

         SECTION 2. APPOINTMENT OF RIGHTS AGENT.

         The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who will prior to the Distribution Date also be the holders of the Common Shares in accordance with Section 3 of this Agreement) subject to the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary, appropriate or desirable.

         SECTION 3. ISSUE OF RIGHT CERTIFICATES.

         (a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(b) of this Agreement) by the certificates for Common Shares registered in the names of the holders of such certificates (which certificates will also be deemed to be Right Certificates) and not by separate Right Certificates, and (ii) the right to receive Right


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


Certificates will be transferable only in connection with the transfer of Common Shares. The Company shall give the Rights Agent prior written notice of the Distribution Date and the circumstances giving rise thereto. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares (except as otherwise provided in Section 11(a)(iii) of this Agreement) as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common Share so held, subject to the adjustments as provided herein. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of the Summary of Rights by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders of such certificates together with a copy of the Summary of Rights attached to such certificates. Until the Distribution Date (or the earlier of the Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached to such certificates, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. As soon as practicable after the date of this Agreement, the Company will send a copy of the Summary of Rights by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the date of this Agreement, at the address of such holder shown on the records of the Company.

         (c) Certificates for Common Shares that become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this Section 3(c)) after the Record Date but prior to the Close of Business on the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date will have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder of this certificate to certain rights as set forth in a Rights Agreement between Arkansas Best Corporation and Harris Trust and Savings Bank, dated as of April 23, 1992 (as amended from time to time, the "Rights Agreement"), the terms of which is on file at the principal executive offices of Arkansas Best Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Arkansas Best Corporation will mail to the holder of this certificate a copy of the Rights Agreement. As described in the Rights Agreement, Rights issued to Acquiring Person or Adverse Persons or their Affiliates or Associates (as defined in the Rights Agreement) may under certain circumstances become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates will be evidenced by such certificates alone, and the surrender for transfer of any such certificate will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares will be deemed cancelled and retired so that the Company will not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

         SECTION 4. FORM OF RIGHT CERTIFICATES.

         The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse of the Right Certificates) will be substantially in the form of Exhibit A to this Agreement and, in addition, may have such marks of identification or designation and such legends, summaries or endorsements printed on such Right Certificates as the Company may deem necessary or appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation, to comply with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Section 22 of this Agreement, the Right Certificates will entitle the holders of such certificates to purchase such number of Common Shares as will be set forth in such certificates at the Purchase Price, but the number of such Common Shares and the Purchase Price shall be subject to adjustment as provided in this Agreement.

         SECTION 5. COUNTERSIGNATURE AND REGISTRATION.

         (a) The Right Certificates will be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, or any of its Vice Presidents, either manually or by facsimile signature, will have affixed the Company's seal or a facsimile of the Company's seal, and will be attested by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, either manually or by facsimile signature. Upon an order or request of the Company, the Right Certificates will be countersigned manually by the Rights Agent and will not be valid for any purpose unless countersigned. In case any officer of the Company who has signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any officer who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its stockholder services offices, books for registration and transfer of the Right Certificates issued under this Agreement. Such books will show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         SECTION 6. TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

         (a) Subject to the provisions of Section 14 of this Agreement, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase in the aggregate a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates will make such request in writing delivered to the Rights Agent, and will surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged with the form of assignment thereon duly executed at the stockholder services office of the Rights Agent. Thereupon the Rights Agent will countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's or Rights Agent's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental to such indemnity or security, and upon surrender to the Rights Agent and the cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

         (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced by such certificate (except as otherwise provided in this Agreement) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side of such certificate duly executed, to the Rights Agent at the stockholder services office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earlier of (i) the Final Expiration Date or (ii) the Redemption Date.

         (b) The Purchase Price for each Common Share purchased pursuant to the exercise of a Right is $80.00, will be subject to adjustment from time to time as provided in Sections 11 and 13 of this Agreement and will be payable in lawful money of the United States of America in accordance with Section 7(c) of this Agreement.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 of this Agreement by certified check, cashier's check, bank draft or money order payable to the order of the Company or the Rights Agent, the Rights Agent will thereupon promptly (i) requisition from any transfer agent of the Common Shares certificates (or make available certificates if the Rights Agent is the transfer agent for such shares) for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 of this Agreement; (iii) after receipt of such Common Shares certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) of this Rights Agreement, the Company will make all arrangements necessary so that other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

         (d) In case the registered holder of any Right Certificate exercises less than all the Rights evidenced by such certificate, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised will be countersigned by the Rights Agent and delivered to the registered holder of such Right Certificate or to a duly authorized assigns, subject to the provisions of
Section 14 of this Agreement.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Trigger Event, any Rights beneficially owned by
(A) an Acquiring Person or an Adverse Person or an Associate or Affiliate of an Acquiring Person or an Adverse Person, (B) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after an Acquiring Person or an Adverse Person, becomes such, or (C) a transferee of an Acquiring Person or an Adverse Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with an Acquiring Person or an Adverse Person becoming such and receives such Rights pursuant to either (1) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board of Directors otherwise concludes in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any holder of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise, from and after the occurrence of a Triggering Event. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e), are complied with, but shall have no liability to say holder of Rights for the inability to make any determinations with respect to an Acquiring Person or an Adverse Person or their Affiliates, Associates or transferees hereunder.

         SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.

         All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, will be cancelled by it, and no Right Certificates will be issued in lieu of such certificates except as expressly permitted by the provisions of this Agreement. The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise of such certificates. The Rights Agent will deliver all cancelled Right Certificates to the Company, or, at the written request of the Company, will destroy such cancelled Right Certificates, and in such case will deliver a certificate of destruction of such certificates to the Company.

         SECTION 9. RESERVATION AND AVAILABILITY OF COMMON SHARES.

         (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

         (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights will be, at the time of delivery of the certificates for such Common Shares (subject to payment of the Purchase Price), duly and validly authorized and issued, fully paid and nonassessable shares.

         (c) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company will not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of Common Shares or other securities in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise. Further, the Company will not be required to issue or deliver any certificates for Common Shares or other securities upon the exercise of any Rights until any such tax has been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         (d) The Company also covenants and agrees to use its best efforts to
(i) file, as soon as practicable following the first occurrence of a Trigger Event or as soon as is required by applicable law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with the applicable securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. All of the Company's actions under this Section 9(d), shall be at the Company's expense.

         (e) If the Common Shares or other securities issuable upon the exercise of the Rights are listed on any national securities exchange or interdealer quotation system of a registered national securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares or other securities reserved for such issuance to be listed on such exchange or quotation system upon official notice of issuance.

         SECTION 10. COMMON SHARES RECORD DATE.

         Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights will, for all purposes, be deemed to have become the holder of record of the Common Shares represented by such certificate on, and such certificate will be dated, the date on which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such Person will be deemed to have become the record holder of such shares on, and such certificate will be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open.

         SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS.

         The Purchase Price, the number of Common Shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event the Company, at any time after the date of this Agreement, (A) declares a dividend on the Common Shares payable in Common Shares, (B) subdivides the outstanding Common Shares (C) combines the outstanding Common Shares into a smaller number of Common Shares, or (D) issues any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) of this Agreement, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock covered by such Right on such date, will be proportionately adjusted so that the holder of any Right exercised after such time will be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

                  (ii) Upon the effective date of a Trigger Event, proper provision will be made so that each holder of a Right, except as otherwise provided in this Agreement, will thereafter have a right to receive, upon exercise of such Right at a price equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Common Shares (the "number of Adjustment Shares") of the Company as then equal the result obtained by (A) multiplying the then current Purchase Price by the then number of Common Shares for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Company's Common Shares on the effective date of such Trigger Event.

                  (iii) In the event that there are not sufficient treasury shares or authorized but unissued Shares to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) of this Agreement, the Company shall: (A) determine the excess of (1) the current market value of the number of Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the number of Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price (but not below zero), (3) Common Shares or other equity securities of the Company (including, without limitation, shares or units of shares which the Board of Directors of the Company has deemed to have the same value and voting rights as shares of Common Shares), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the effective date of a Trigger Event, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price of the Common Shares on the effective date of the Trigger Event.

         (b) In case the Company fixes a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase Common Shares or Equivalent Common Shares or securities convertible, directly or indirectly, into Common Shares or Equivalent Common Shares at a price per Common Share or Equivalent Common Share (or having a conversion price per share, if a security convertible into Common Shares or Equivalent Common Shares) less than the then current per share market price of the Common Shares on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Common Shares outstanding on such record date plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and/or Equivalent Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which is the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or Equivalent Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in consideration, part or all of which is in a form other than cash, the value of such consideration will be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company will not be deemed outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

         (c) In case the Company fixes a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company in the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) of this Agreement), the Purchase Price to be in effect after such record date will be determined by multiplying the repurchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the then current per share market price of the Common Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash or assets so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which is such current per share market price of the Common Shares. Such adjustments will be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price will again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

         (d) No adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least l%, in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(d) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest ten-thousandth of a Common Share or of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(d), any adjustment required by this Section 11(d), will be made no later than the earlier of (i) three (3) years from the date of the transaction that requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

         (e) If, as a result of an adjustment made pursuant to Section 11(a) of this Agreement, the holder of any Right exercised becomes entitled to receive any shares of capital stock of the Company other than Common Shares, the number of such other shares so receivable upon exercise of any Right will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Sections 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Common Shares will apply on like terms to any such other shares.

         (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price under this Agreement will evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time under this Agreement upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

         (g) Unless the Company has exercised its election as provided in
Section 11(h), of this Agreement, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c) of this Agreement, each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest one ten-thousandth of a Common Share) obtained by (i) multiplying (A) the number of Common Shares covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, will be at least seven (7) Business Days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company will, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 of this Agreement, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender of Right Certificates (if required by the Company) new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed will be issued, executed and countersigned in the manner provided for in this Agreement and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (i) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares that were expressed in the initial Right Certificates issued under this Agreement.

         (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares or other securities issuable upon exercise of the Rights, the Company will take all such action as may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares or other securities at such adjusted Purchase Price.

         (k) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company will deliver to such holder a due bill or other appropriate instrument evidencing right of such holder to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (1) Anything in this Section 11 to the contrary notwithstanding, the Company will be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion determines to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any Common Shares at less than the current per share market price, issuance wholly for cash of any Common Shares or securities that by their terms are directly or indirectly convertible into or exchangeable for Common Shares, dividends in Common Shares payable in Common Shares or issuance of rights, options or warrants referred to in Section 11(b) of this Agreement, hereafter made by the Company to holders of its Common Shares will not be taxable to such stockholders.

         SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES.

         Whenever an adjustment is made as provided in Sections 11 and 13 of this Agreement, the Company will promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary of such certificate to each holder of a Right Certificate in accordance with Section 25 of this Agreement; provided, however, that the failure of the Company to make such a certificate or give notice shall not affect the validity or the force or effect of the requirement for such an adjustment. The Rights Agent shall be fully protected in relying on such certificate and any adjustment therein contained.

         SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

         (a) In the event on or after the Stock Acquisition Date, directly or indirectly, (i) the Company consolidates with or merges with and into any other Person (other than with a Subsidiary of the Company and the Company shall not be the continuing or surviving corporation; (ii) any Person (other than a Subsidiary of the Company) consolidates with the Company or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares is changed into or exchanged for stock or other securities of any other Person or cash or any other property; or (iii) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers) in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its Subsidiaries, then, and in each such case (except as may be contemplated by Section 13(e) hereof), proper provision will be made so that (A) following the Distribution Date, each holder of a Right (except as otherwise provided in Section 7(e) hereof) will thereafter have the right to receive, upon the exercise of such Rights at a price equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Shares of the Principal Person (as defined below), not subject to any liens, encumbrances, rights of call, rights of first refusal or other adverse claims as is equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (2) 50% of the then current per share market price of the Common Shares of the Principal Person on the date of consummation of such consolidation, merger, sale or transfer; (B) the Principal Person will thereafter be liable for, and will assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" will thereafter be deemed to refer to the Principal Person, it being specifically intended that the provisions of
Section 11 hereof shall apply only to such Principal Person following the first occurrence of a Section 13 event; (D) the Principal Person will take all such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 of this Agreement) in connection with such consummation as may be necessary to assure that the provisions of this Agreement will thereafter be applicable, as nearly as possible, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights; and
(E) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any event set forth in this Section 13.

         (b) The term "Principal Person" shall mean

                  (i) In the case of any transaction described in sub-clause (i) or (ii) of this Section 13(a), the Person that is the issuer of any securities into which shares of Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and

                  (ii) in the case of any transaction described in the sub-clause (iii) of this Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (A) if the Common Shares of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary or Affiliate of another Person, the Common Shares of which is and has been so registered, "Principal Person" shall refer to such other Person; (B) in case such Person is a subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Person" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (C) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (A) and (B) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Persons in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

         (c) The Company will not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any written or oral agreements, arrangements or understandings that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The Company will not consummate any such consolidation, merger, sale or transfer unless prior to such consummation (i) the Principal Person shall have a sufficient number of authorized shares of its Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13; and (ii) the Company and the Principal Person shall have executed and delivered to the Rights Agent a supplemental agreement so providing and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Person at its own expense will take each of the following actions:

                  (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective an soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date;

                  (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the applicable securities or blue sky laws of such jurisdictions an may be necessary or appropriate; and

                  (iii) deliver to holders of the Rights historical financial statements for the Principal Person and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

         (d) The provisions of this Section 13 will similarly apply to successive mergers, consolidations, sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a)(ii) of this Agreement hereof and shall survive any exercise thereunder.

         (e) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (i) and
(ii) of Section 13(a) if (1) such transaction is consummated with a Person or Persons who acquired shares of Common Shares pursuant to a tender offer or exchange offer for all outstanding shares of Common Shares which complies with
Section 1(n) hereof (or a wholly owned Subsidiary of any such Person or Persons), (2) the price per share of Common Shares offered in such transaction is not less than the price per share of Common Shares paid to all holders of shares of Common Shares whose shares were purchased pursuant to such tender offer or exchange offer, and (iii) the form of consideration being offered to the remaining holders of shares of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer of exchange offer. Upon consummation of any such transaction contemplated by this
Section 13(e), all Rights hereunder shall expire.

         SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) The Company will not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company will pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right will be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company or, if the Rights are not publicly listed or traded, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company will be used.

         (b) The Company will not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional Common Shares, the Company will pay to the registered holders of Right Certificates at the time such Rights are exercised as provided in this Agreement an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this
Section 14(b), the current market value of a Common Share will be the closing price of a Common Share for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Right by the acceptance of the Right, expressly waives all right to receive any fractional Rights or any fractional Common Shares upon exercise of a Right.

         SECTION 15. RIGHTS OF ACTION.

         All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18 of this Agreement, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         SECTION 16. AGREEMENT OF RIGHT HOLDERS.

Every holder of a Right, by accepting the Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal offices of the Rights Agent or at its office in Chicago, Illinois, designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

         (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner of the Right Certificate and of the Rights evidenced by such certificate (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary; and

         (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any other statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

         SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.

         No holder, as such, of any Right Certificate will be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented by such Right Certificate, nor will anything contained in this Agreement or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting of stockholders, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 of this Agreement), or to receive dividends or subscription rights or otherwise, until the Right or Rights evidenced by such Right Certificate have been exercised in accordance with the provisions of this Agreement.

         SECTION 18. CONCERNING THE RIGHTS AGENT.

         (a) The Company agrees to pay to the Rights Agent promptly reasonable compensation for all services rendered by it under this Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent (and any Affiliate of the Rights Agent) for, and to hold them harmless against, any loss, liability, damage, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of its duties under this Agreement, including the costs and expenses of defending against any claim of liability in the premises, and including any loss, liability or expense incurred through the Rights Agent's negligence (other than gross negligence).

         (b) The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in
Section 20 of this Agreement.

         SECTION 19. MERGER, CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

         (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 of this Agreement. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent is changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

         SECTION 20. DUTIES OF RIGHTS AGENT.

         The Rights Agent undertakes the duties and obligations imposed by this Agreement on the following terms and conditions, by all of which the Company and the holders of Right Certificates (and prior to the Distribution Date, the holders of the Common Shares), by their acceptance of this Agreement and the Rights, agree to be bound:

         (a) The Rights Agent may consult with legal counsel of its sole choice (which may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) The Rights Agent shall not be deemed to have knowledge of any fact or matter pertaining to the performance of its duties under this Agreement, except such facts or matters as are evidenced by records which are required to be created and maintained by it hereunder, until it shall have been advised thereof in writing by the Company or by a holder of the Rights. Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Adverse Person and the determination of "current per share market price") be proved or established by the Company prior to taking or suffering any action under this Agreement, such fact or matter (unless other evidence in respect of such fact or matter is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, or any Assistant Treasurer or Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent will be liable under this Agreement to the Company and any other Person only for its gross negligence, bad faith or willful misconduct. Notwithstanding anything to the contrary, in no event shall the Rights Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

         (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Summary of Rights or in the Right Certificates (except its countersignature of the Right Certificates) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

         (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature of a Right Certificate); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor will it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount of such adjustment) provided for in Sections 3, 11, 13 or 23 of this Agreement, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor will it by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid, and nonassessable, or as to the value of any Common Shares or any Right Certificate.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from any one of the Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer or any Assistant Secretary or Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for such instructions.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing in this Agreement will preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

         (i) The Rights Agent may execute and exercise any of the rights or powers vested in it by this Agreement or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment of such attorneys or agents.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         SECTION 21. CHANGE OF RIGHTS AGENT.

         The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who will, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will be (a) a corporation, limited liability company or trust company (or similar form of entity organized under the laws of any state, the United States or a foreign jurisdiction) so long as such entity is authorized under applicable laws to exercise corporate trust, fiduciary or stockholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000, or (b) an Affiliate controlled by an entity described in clause (a) of this sentence, provided that such controlling an entity fully guarantees the performance of such Affiliate's duties and obligations hereunder. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Not later than the effective date of any such appointment, the Company will file notice of such appointment in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice of such appointment in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect in such notice, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES.

         Notwithstanding any of the provisions of this Agreement or of the Right Certificate to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         SECTION 23. REDEMPTION.

         (a) The Rights may be redeemed by the Board of Directors, upon Board Approval, pursuant to Section 23(b) of this Agreement and cannot and will not be redeemed in any other manner.

         (b) The Board of Directors of the Company may, at its option, at any time prior to the Close of Business on the tenth (10th) day following the Stock Acquisition Date, by Board Approval, redeem all but not less than all of the then outstanding Rights at the Redemption Price; provided, that the Board of Directors of the Company may, by Board Approval, reduce or extend the period during which it may redeem all but not less than all of the Rights so long as the Rights are redeemable at the time such reduction or extension is adopted. The Company may, at its option, pay the Redemption Price, in cash, Common Shares (based on the current per share market price at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

         (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to Section 23(b) of this Agreement, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price. Within ten (10) days after such action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(b) of this Agreement, the Company will give written notice of redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner provided in this Agreement shall be deemed given, whether or not the holder receives such notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

         SECTION 24. NOTICE OF CERTAIN EVENTS.

         (a) In case the Company proposes (i) to pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares, (ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares, (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company or (vi) to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise), then, in each such case, the Company will give to each holder of a Right, in accordance with Section 25 of this Agreement, a notice of such proposed action, which will specify the record date for the purposes of such stock dividend, distribution of rights or warrants, the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation in such transactions by the holders of the Rights, if any such date is to be fixed, and such notice will be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation in such transaction by the holders of the Common Shares, whichever is earlier.

         (b) In case a Trigger Event occurs, then, the Company will, as soon as practicable thereafter, give to each holder of a Right, in accordance with
Section 25 of this Agreement, a notice of the occurrence of such Trigger Event, which notice will describe the Trigger Event and the consequences of the Trigger Event to holders of Rights under Section 11(a)(ii) of this Agreement.

         SECTION 25. NOTICES.

         Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

         Arkansas Best Corporation
         3801 Old Greenwood Road
         Fort Smith, Arkansas  72903
         Attention:  General Counsel

Subject to the provisions of Section 21 of this Agreement, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right to or on the Rights Agent will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

         Computershare Investor Services, LLC
         2 North LaSalle Street
         Chicago, Illinois 60602
         Shareholder Services Division
         Attention:  Susan Knaack

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the Rights Agent.

         SECTION 26. SUPPLEMENTS AND AMENDMENTS.

         The Company, by Board Approval, and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provisions in this Agreement, or to make any other provisions in regard to matters or questions arising under this Agreement that the Company and the Rights Agent may deem necessary or desirable and that will be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement; provided, however, that following the Distribution Date, this Agreement may only be amended to shorten or lengthen any time period or in a manner that would not adversely affect the basic economic terms of the Rights; provided, further, that, once the Rights are no longer redeemable in accordance with Section 23 of this Agreement, no amendment to this Agreement may have the effect of making the Rights redeemable.

         SECTION 27. SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 28. BENEFITS OF THIS AGREEMENT.

         Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

         SECTION 29. SEVERABILITY.

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and will in no way be affected, impaired or invalidated.

         SECTION 30. GOVERNING LAW.

         THIS AGREEMENT AND EACH RIGHT CERTIFICATE (AND AFTER THE RECORD DATE BUT PRIOR TO THE DISTRIBUTION DATE, THE COMMON SHARES) ISSUED UNDER THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

         SECTION 31. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute one and the same instrument.

         SECTION 32. DESCRIPTIVE HEADINGS.

         Descriptive headings of the several sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions of this Agreement.

         SECTION 33. ESTABLISHMENT OF FUND FOR DIRECTORS. The Board of Directors may, at any time it deems appropriate, establish or set aside one or more funds, whether in trust, escrow or otherwise (and regardless of whether such fund is combined with any other fund established or set aside by the Company), for the purpose of assuring that adequate resources are available to the Board of Directors in order to enable them to carry out their prescribed functions under this Agreement and to fulfill their fiduciary obligations to stockholders of the Company.

         SECTION 34. EXCHANGE.

                  (a) The Company may, at its option, at any time and from time to time after the first occurrence of a Trigger Event, exchange all or part of the then outstanding and exercisable Rights (other than Rights that have become void as provided in Section 7(e)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after May 1, 2001 (such exchange ratio being hereafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Company will not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company, any such Subsidiary or any entity holding shares of Common Stock for or pursuant to any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. The exchange of the Rights by the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

                  (b) Immediately upon the action of the Company ordering the exchange of any Rights pursuant to Section 34(a), evidence of which has been filed with the Rights Agent, and without any further action and without any notice, the right to exercise such Rights will terminate and the only right of a holder of such Rights will be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Company ordering the exchange of the Rights, the Company will (i) file evidence of such action with the Rights Agent, (ii) give public notice of such exchange; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange, and (iii) mail notice of such exchange to the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner provided in this Section 34(b) will be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights that have become void as provided in Section 7(e)) held by each holder of Rights.

                  (c) In lieu of issuing Common Shares in accordance with
         Section 34(a) hereof, the Company may, if the Board of Directors determines that such action is necessary or appropriate and not contrary to the interests of the holders of Rights, elect to (and, in the event that there are not sufficient treasury shares and authorized but unissued Common Shares to permit any exchange of the Rights in accordance with Section 34(a) hereof, the Company shall) take all such action as may be necessary to authorize, issue or pay, upon the exchange of the Rights, cash (including by way of a reduction of the Purchase Price), property, Common Shares, other securities or any combination thereof having an aggregate value equal to the value of the Common Shares which otherwise would have been issuable pursuant to Section 34(a) hereof.

                  (d) Upon the action of the Company ordering the exchange of any Rights pursuant to Section 34(a), the Company will not be required to issue fractions of shares or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Company may pay to the registered holders of the Rights Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current per share market price.

         In Witness Whereof, the parties to this Agreement have caused this Agreement to be duly executed as of the day and year first above written.


ATTEST:                                      ARKANSAS BEST CORPORATION


By:      /s/ Richard F. Cooper               By: /s/ Robert A. Young, III
         ----------------------------           -------------------------------
         Richard F. Cooper, Secretary           Robert A. Young, III, President


ATTEST:                                      COMPUTERSHARE INVESTOR
                                             SERVICES, LLC


By:      /s/ Tod C. Shafer                   By: /s/ Susan A. Knaack
         ----------------------------           -------------------------------
Name:    Tod C. Shafer                       Name:  Susan A. Knaack
Title:   Group Manager                       Title: Relationship Manager

                                    EXHIBIT A

                            FORM OF RIGHT CERTIFICATE

No. R-                                                   _______________ Rights


                     NOT EXERCISABLE AFTER APRIL 30, 2011 OR
                    EARLIER IF REDEMPTION OCCURS. THE RIGHTS
                     ARE SUBJECT TO REDEMPTION AT $0.01 PER
                   RIGHT ON THE TERMS SET FORTH IN SECTION 23
                            OF THE RIGHTS AGREEMENT.

                                RIGHT CERTIFICATE

                            ARKANSAS BEST CORPORATION

         This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner, subject to the terms, provisions and conditions of the First Amended and Restated Rights Agreement, dated as of May 1, 2001 (the "Rights Agreement"), between Arkansas Best Corporation, a Delaware corporation (the "Company"), and Computershare Investor Services, LLC, a Delaware limited liability company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Central time, on April 30, 2011 (unless extended or earlier redeemed by the Company in accordance with the terms of the Rights Agreement) at the stockholders services office of the Rights Agent, or at the office of its successor as Rights Agent, one fully paid, nonassessable share of Common Stock, par value $0.01 per share (the "Common Shares"), of the Company, at a purchase price of $80.00 (the "Purchase Price") per Right, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares that may be purchased upon exercise of the Rights evidenced by this Right Certificate) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of May 1, 2001 based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated in this Right Certificate by reference and made a part of this Right Certificate for all purposes and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities under this Right Certificate of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the stockholders services office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered have entitled such holder to purchase. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender of this Right Certificate another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $0.01 per Right.

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu of such fractional shares, a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company that may at any time be issuable on the exercise of the Rights evidenced by this Right Certificate, nor will anything contained in the Rights Agreement or in this Right Certificate be construed to confer upon the bolder of this Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting of stockholders or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised as provided in the Rights Agreement.

         This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company. Dated as of ____________________.


ATTEST:                                         ARKANSAS BEST CORPORATION



                                                By:
-------------------------------------              ----------------------------
Countersigned:

COMPUTERSHARE INVESTOR SERVICES, LLC

By:
   ----------------------------------
       Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


         FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto___________________________________


--------------------------------------------------------------------------------
                  (Please print name and address of transferee)


--------------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest in this Right Certificate, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:
      -----------------------------

                                             ----------------------------------
                                             Signature

Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

                          Form of Election to Purchase

                      (To be executed if holder desires to
                      exercise the Right represented by the
                               Right Certificate)

To:  Arkansas Best Corporation

         The undersigned hereby irrevocably elects to exercise ________________ (number) Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please print social security
or other identifying number
                            ----------------

 ------------------------------------------------------------------------------
                         (Please print name and address)


 ------------------------------------------------------------------------------

If such number of Rights are not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please print social security
or other identifying number
                            ----------------

------------------------------------------------------------------------------
                         (Please print name and address)


------------------------------------------------------------------------------

Dated:
        ----------------------

                                         --------------------------------------
                                         Signature

Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

         The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                          SUMMARY OF RIGHTS TO PURCHASE
                SHARES OF ARKANSAS BEST CORPORATION COMMON STOCK

         The Board of Directors of Arkansas Best Corporation (the "Company") issued one common share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Company issued and outstanding on the closing date of the Company's initial public offering (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one Common Share at a price of $80.00 (the "Purchase Price"), subject to adjustment.

         The Rights were issued pursuant to the Rights Agreement, dated as of April 23, 1992 (the "Original Rights Agreement"), by and between the Company and Harris Trust and Savings Bank. The Original Rights Agreement was amended on May 27, 1999 by an Amendment to Rights Agreement and was amended and restated by the First Amended and Restated Rights Agreement, dated May 1, 2001 (the "Restated Rights Agreement"), by and between the Company and Computershare Investor Services, LLC, a Delaware limited liability company, as successor Rights Agent. The Restated Rights Agreement amended the Original Rights Agreement (as previously amended) to, among other things, extend the term of the Rights Agreement to April 30, 2011 and increase the Purchase Price to $80.00 per Common Share. The Original Rights Agreement and the Restated Rights Agreement are sometimes referred to together as the "Rights Agreement."

         The description and terms of the Rights are set forth in the Restated Rights Agreement.

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person"), except that the term "Acquiring Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any such subsidiary or any person who acquires beneficial ownership of the Common Shares in a Permitted Transaction (as such term is described below), (ii) 15 business days (or such later date as may be determined by action of the Board of Directors prior to any person becoming an Acquiring Person) following the commencement of, or public announcement of an intention to commence, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 19.9% or more of the outstanding Common Shares or (iii) 10 days after the Board of Directors determines that any person (other than Robert A. Young, III) or group of persons (an "Adverse Person") has acquired beneficial ownership of a substantial amount of Common Shares (but not less than 10% of the outstanding Common Shares) and that (a) such Adverse Person intends to cause the Company to repurchase such Common Stock or to exert pressure against the Company to take any actions or enter into any transactions to provide such Adverse Person with short-term gains or profits under circumstances in which the Board of Directors determines that the long-term interests of the Company and its stockholders would not be served by taking such actions or entering into such transactions or (b) beneficial ownership by such Adverse Person is reasonably likely to have a material adverse effect on the business, competitive position, prospects or financial condition of the Company and its subsidiaries (the earlier of such dates being the "Distribution Date"), the Rights associated with Common Shares represented by certificates outstanding on the Record Date will be evidenced by such certificates with a copy of the Summary of Rights from the Original Rights Agreement attached to the certificate.

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares to which they are associated. Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights associated with Common Shares represented by certificates issued after the Record Date (whether upon transfer or new issuance of Common Shares) will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificate for Common Shares outstanding will constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on April 30, 2011 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

         The Purchase Price payable and the number of Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price or securities convertible into Common Shares with a conversion price less than the then current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

         In the event that (i) the Company is the surviving corporation in a merger with an Acquiring Person or Adverse Person and the Common Shares are not changed or exchanged, (ii) an Acquiring Person or Adverse Person engages in certain self-dealing transactions with the Company, (iii) any person becomes the beneficial owner of 19.9% or more of the outstanding Common Shares (unless the event in which such person acquired 19.9% or more of the outstanding Common Shares is a Permitted Transaction), (iv) the Company engages in a reclassification or recapitalization that results in an increase of more than 1% of an Acquiring Person's or Adverse Person's percentage ownership of the Company or (v) the Board of Directors declares any person to be an Adverse Person, the proper provision will be made so that each holder of a Right, other than Rights beneficially owned by an Acquiring Person or an Adverse Person (which will then be void), will have the right to receive upon exercise that number of Common Shares having a market value of two times the applicable exercise price of the Right.

         For the purposes of the Rights Agreement, a Permitted Transaction is a stock acquisition or tender or exchange offer pursuant to a definitive agreement which would result in a person beneficially owning 50% or more of the Common Shares and which was approved by the Board of Directors prior to the execution of the agreement or the public announcement of the offer.

         In the event that the Company is acquired in a merger or other business combination transaction (other than with a subsidiary of the Company), or 50% or more of its consolidated assets or earning power are sold, unless such event is a Permitted Transaction, proper provisions will be made so that each holder of a Right will have the right to receive, upon the exercise of the Right at the then applicable exercise price, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the applicable exercise price of the Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least l% in such Purchase Price. No fractional Common Shares will be issued and in lieu of such fractional shares, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

         At any time prior to the tenth day following the public announcement that a person has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). In addition, the Board of Directors may extend or reduce the period during which the Rights are redeemable, so long as the Rights are redeemable at the time of such extension or reduction. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, except that from and after the Distribution Date no such amendment may adversely affect the economic interests of the holders of the Rights.

         Until a Right is exercised, the holder of the Right, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.